UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2017

SEACOR Marine Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37966	47-2564547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7910 Main Street, 2nd Floor, Houma, LA		70360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(985) 876-5400
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SEACOR Holdings Inc. ("SEACOR") has previously provided notice to holders of its (1) 2.50% convertible senior notes due 2027 (the “SEACOR 2027 Notes”) and (2) 3.00% convertible senior notes due 2028 (the “SEACOR 2028 Notes” and, together with the SEACOR 2027 Notes, the “SEACOR Notes”) that they have the right to convert their SEACOR Notes in connection with the previously announced spin-off of SEACOR's wholly-owned subsidiary, SEACOR Marine Holdings Inc. ("SEACOR Marine") by way of a dividend of all of SEACOR Marine's common stock to holders of SEACOR common stock (the “Spin-Off”). On May 17, 2017, SEACOR notified the trustee under the indenture for each of the SEACOR 2027 Notes and the SEACOR 2028 Notes that from May 17, 2017 through June 1, 2017, SEACOR will physically settle any SEACOR Notes surrendered for conversion in shares of SEACOR common stock.
The Spin-Off will be effective at 11:59 p.m., New York City time, on June 1, 2017. Any holder of SEACOR Notes that converts its SEACOR Notes on or prior to June 1, 2017, the distribution date for the Spin-Off (the "Distribution Date"), will be entitled to receive the Spin-Off distribution by virtue of its ownership of shares of SEACOR common stock. In the Spin-Off distribution, SEACOR will distribute to its shareholders, for every share of SEACOR common stock held, one share of SEACOR Marine common stock multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR common stock outstanding at the time of the Spin-Off. To the extent holders of SEACOR Notes convert their SEACOR Notes on or prior to the Distribution Date, the number of shares of SEACOR Marine common stock that each stockholder of SEACOR will be entitled to in the Spin-Off may decrease from the previously announced distribution ratio of approximately 1.007 shares of SEACOR Marine common stock for every share of SEACOR common stock (the "Distribution Ratio") as a result of the increase in the number of outstanding shares of SEACOR common stock following such conversion. In the information statement relating to the Spin-Off filed by SEACOR Marine as Exhibit 99.1 to its Current Report on Form 8-K dated May 12, 2017, SEACOR Marine stated that the Distribution Ratio was based on an assumption that holders of SEACOR Notes do not convert prior to the record date for the Spin-Off. The Distribution Ratio is also based on the assumption that holders of Notes do not convert prior to the Distribution Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

May 17, 2017	By:	/s/ Matthew Cenac

Name: Matthew Cenac
Title: Executive Vice President and Chief Financial Officer